UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2007

MAGNUM D’OR RESOURCES, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-31849	98-0215202
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1326 S.E. 17th Street, #513, Ft. Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

(305) 420-6563
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Magnum d’Or Resources, Inc. (the “Company”) entered into a Stock Purchase Agreement dated June 3, 2007 (the “Agreement”) with the shareholders of Terra Elatomer S.L. (“Terra”). Terra, through its subsidiaries, is a manufacturer of granulator and state-of-the-art shredding equipment for use in the recycling industry and builds recycling and electronic scrap plants under commission from non-affiliated third parties.

Pursuant to the Agreement, the Company will acquire 100% of Terra in exchange for 63,200,000 shares of the Company’s common stock. The consideration constitutes approximately 92% of the outstanding common stock of the Company, post acquisition. The Agreement is subject to several conditions and will close when each condition is satisfied. Changes to management of the Company, including the appointment of new officers ad directors and change of the Company’s name are expected to follow in the near future, after closing and subject to compliance with applicable SEC rules. When the corporate name change occurs, the Company will ask the OTCBB to change its trading symbol. Pending such change, the Company’s common stock will continue to trade under the symbol “MDOR.”

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNUM D’OR RESOURCES, INC.
(Registrant)

Date: June 7, 2007	By:	/s/ Chad Curtis
Chad Curtis
Chief Executive Officer